UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2014

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)
On July 31, 2014, Cytori Therapeutics, Inc. (the “Company”) held its Annual Meeting. The Company filed its definitive proxy statement for the proposals voted upon at the annual meeting with the Securities and Exchange Commission on June 12, 2014.

(b)
As of June 4, 2014, the record date for the annual meeting, 79,507,135 shares of the Company’s common stock were issued and outstanding. A quorum of 60,717,893 shares of common stock were present or represented at the annual meeting. The following items of business were voted upon by stockholders at the annual meeting:

1.
Election of Directors. The following members of the Board of Directors were elected to serve until the 2015 annual meeting of stockholders and until their respective successors are elected and qualified,  as follows:

	VOTES FOR	WITHHOLD AUTHORITY
David M. Rickey	23,902,485	1,056,885
Lloyd H. Dean	24,410,154	549,216
Richard J. Hawkins	24,258,408	700,962
Paul W. Hawran	23,813,642	1,145,728
Marc H. Hedrick, M.D.	24,365,008	594,362
E. Carmack Holmes, M.D.	24,255,855	703,515
Ruud J.P. Jona*	24,301,856*	657,514*
Gary A. Lyons	23,734,001	1,225,369
Gail K. Naughton, Ph.D.	24,428,086	531,284
Tommy G. Thompson	23,564,946	1,394,424

Broker Non-Votes: 35,758,523

*Mr. Jona resigned from the Board of Directors prior to the Annual Meeting and will not continue to serve as a member of the Company Board of Directors.

2.
Ratify Independent Registered Public Accountants.  The appointment of KPMG LLP, independent registered public accountants, to act as our independent auditors for the fiscal year ending December 31, 2014 was ratified, as follows:

FOR	AGAINST	ABSTAIN
59,081,971	1,240,588	395,334

Broker Non-Votes: 0

3.
Non-binding Advisory Vote Approving the Compensation Paid to our Named Executive Officers. The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers (as defined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 12, 2014), by the following vote:

FOR	AGAINST	ABSTAIN
19,346,925	1,107,041	4,505,404

Broker Non-Votes: 35,758,523

4.	Approval of 2014 Equity Incentive Plan. The stockholders voted to approve our 2014 Equity Incentive Plan, as follows:

FOR	AGAINST	ABSTAIN
23,280,751	1,202,131	476,488

Broker Non-Votes: 35,758,523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: August 4, 2014	By: /s/ Marc H. Hedrick
Marc H. Hedrick
President, Chief Executive Officer